Exhibit 10.70

MEMORANDUM OF INCORPORATION

DNI - 4PL CONTRACTS PROPRIETARY LIMITED

	AJD Holdings (Pty) Ltd	Peter Gain	Richmark Holdings (Pty) Ltd	Net 1 Applied Technologies South Africa (Pty) Ltd	DNI - 4PL Contracts (Pty) Ltd
Initial Who warrants that he/she is duly authorised to	/s/ A.J. Dunn	/s/ P.K. Gain	/s/ A.J. Dunn	/s/ H.G. Kotzé	/s/ A.J. Dunn

Memorandum of Incorporation

DNI - 4PL Contracts Proprietary Limited

(Registration number: 2005/040937/07)

Article 1 - Interpretation

In this MOI clause headings are inserted for convenience only and shall not be used in its interpretation and, unless the context clearly indicates a contrary intention,

1.1	an expression which denotes -

	(a)	any gender includes the other gender;

	(b)	a natural person includes a juristic person and vice versa;

	(c)	the singular includes the plural and vice versa;

1.2	the following expressions shall bear the meanings assigned to them below and cognate expressions bear corresponding meanings –

(a)

Additional Subscription Agreement - the subscription agreement headed "Additional Subscription Agreement" to be entered into between the Company, Net 1, AJD Holdings and Richmark, contemporaneously with the Shareholders Agreement;

	(b)	AJD Holdings - AJD Holdings Proprietary Limited, a limited liability private company duly incorporated in accordance with the laws of RSA with registration number 1975/004328/07;

	(c)	Board - the board of directors of the Company from time to time;

	(d)	Blue Label - Blue Label Telecoms Limited, a limited liability public company duly incorporated in accordance with the laws of the RSA with registration number 2006/002679/06;

	(e)	Budget and Business Plan - as defined in the Shareholders' Agreement;

	(f)	Business Day - any day other than a Saturday, Sunday, official public holiday in the RSA;

	(g)	Company - DNI - 4PL Contracts Proprietary Limited, a private company duly incorporated in accordance with the laws of the RSA, registration number 2005/040937/07;

	(h)	Companies Act - the Companies Act 71 of 2008, as amended from time to time, including any regulations promulgated thereunder and for the time being in force;

	(i)	Director- a director of the Company from time to time;

(j)	Dispose - to sell, transfer, make over, give, donate, exchange, dispose of, unbundle, distribute or otherwise alienate and "Disposal" has a corresponding meaning;

(k)

Encumber- to mortgage, pledge, cede, assign, confer security, hypothecate, create a lien or security interest, preferential right or trust arrangement or other agreement or arrangement, the effect of which is to create security, and Encumbrance has a corresponding meaning;

(l)	Group - the Company and its subsidiaries, and "Group Company" shall mean any of them;

(m)	Measurement Period - the period commencing on 1 July 2017 and ending 30 June 2019;

(n)	MOI - the memorandum of incorporation of the Company, being this document (including any schedules hereto), as amended or replaced from time to time;

(o)	Net 1 - Net 1 Applied Technologies South Africa Proprietary Limited, a limited liability private company duly incorporated in accordance with the laws of RSA with registration number 2002/031446/07;

(p)	Ordinary A Share - shall bear the meaning ascribed thereto in Schedule 1;

(q)	Ordinary Share - shall bear the meaning ascribed thereto in Schedule 1;

(r)

Participation Interest - the rights which a Shareholder has to generally participate in distributions made by the Company (on account of the shares held by a Shareholder in the Company from time to time and having regard to all shares in the Company then in issue) expressed as a percentage;

(s)	Richmark - Richmark Holdings Proprietary Limited, a limited liability private company duly incorporated in accordance with the laws of RSA with registration number 2000/013818/07;

(t)	RSA - the Republic of South Africa;

(u)	Share - an Ordinary Share and an Ordinary A Share in the Company (as the context may indicate), having the preferences, rights limitations, and other terms contemplated in Schedule 1;

(v)	Shareholder - the shareholders of the Company from time to time; and

(w)

Shareholders' Agreement - at any time means, the shareholders' agreement to which, all of the Shareholders at the time are party and which relates in whole or in part to their rights and obligations in relation to each other and/or the Company as Shareholders;

1.3	any reference to legislative provisions shall be reference to the Companies Act, unless indicated otherwise;

1.4	any reference to any legislation is to such legislation as at the date of adoption of this MOI and as amended or re-enacted from time to time;

1.5

when any number of days is prescribed such number shall exclude the first and include the last day unless the last day falls on a day which is not a Business Day, in which case the last day shall be the next succeeding day which is a Business Day;

1.6	any reference to days (other than a reference to Business Days) months or years shall be a reference to calendar days, months or years, as the case may be;

1.7

the use of the words "including", "includes" and "include" followed by a specific example/s shall not be construed as limiting the meaning of the general wording preceding it and the rule of interpretation to the contrary shall not be applied in the interpretation of such general wording or such specific example/s; and

1.8

where any term is defined within the context of any particular clause in this MOI, the terms so defined, unless it is clear from the clause in question that the term has limited application to the relevant clause, shall bear the meaning ascribed to it for all purposes in terms of this MOI, notwithstanding that that term has not been defined in this interpretation clause; and

1.9	where figures are referred to in numerals and words, if there is any conflict between the two, the words shall prevail.

Article 2 - Incorporation and Nature of the Company

2.1	Incorporation

(a)	The Company is incorporated as a private company, as defined in the Companies Act.

(b)	The Company is incorporated in accordance with, and governed by:

	(i)	the provisions of the Companies Act, without any limitation, extension, variation or substitution; and

	(ii)	the provisions of this MOI.

2.2	Powers of the Company

(a)	The Company is not subject to any provision contemplated in section 15(2)(b) or 15(2)(c) of the Companies Act.

(b)	The purposes and powers of the Company are not subject to any restriction, limitation or qualification, as contemplated in section 19(1)(b)(ii) of the Companies Act.

2.3	Memorandum of Incorporation and Company Rules

(a)	This MOI may be altered or amended only in the manner set out in section 16, 17 or 152(6)(b) of the Companies Act.

(b)

To the extent that the provisions of this MOI are inconsistent with the provisions of the Shareholders' Agreement, this MOI shall, to the extent of any such inconsistency and to the extent required by the Companies Act, take precedence over the Shareholders' Agreement until this MOI is amended in accordance with Article 2.3(c). If however, the provisions of the Shareholders' Agreement merely supplement, but are not inconsistent with this MOI, then those supplementary provisions of the Shareholders' Agreement shall be given effect.

(c)

Any Shareholder shall be entitled, by giving written notice to that effect to the Company and the other Shareholder(s), to require this MOI to be amended, to the extent permissible in terms of the Companies Act, so as to be consistent with the Shareholders' Agreement or to record the supplementary provisions of the Shareholders' Agreement. Upon receipt of that notice:

(i)	the Company shall procure that a general meeting of the Shareholders of the Company is called as soon as practically possible; and

(ii)

the Shareholders shall exercise all votes which they may have to vote in favour of or to procure the adoption of all resolutions of the Company necessary to amend this MOI in terms of this Article 2.3.

(d)	The authority of the Board to make rules for the Company (Rules), as contemplated in section 15(3) or section 15(5) of the Companies Act, is not limited or restricted in any manner by this MOI.

(e)	The Board must publish any Rules made in terms of section 15(3) to section 15(5) of the Companies Act by delivering a copy of those Rules to each Shareholder by ordinary mail.

(f)

The Company must publish a notice of any alteration of the MOI or the Rules, made in terms of section 17(1) of the Companies Act, by delivering a copy of the notice to each Shareholder by ordinary mail.

2.4	Optional provisions of Companies Act do not apply

(a)	The Company does not elect, in terms of section 34(2) of the Companies Act, to comply voluntarily with the provisions of Chapter 3 of the Companies Act.

(b)

The Company does not elect, in terms of section 118(1)(c)(ii) of the Companies Act, to submit voluntarily to the provisions of Parts B and C of Chapter 5 of the Companies Act, and to the Takeover Regulations provided for in the Companies Act.

Article 3 - Securities of the Company

3.1	Securities

(a)

The Company is authorised to issue no more than the maximum number of each of the classes of shares as set out in Schedule 1, subject to the preferences, rights, limitations and other terms associated with each such class, as set out in Schedule 1.

(b)	This MOI does not limit or restrict the authority of the Board to:

(i)	authorise the company to issue secured or unsecured debt instruments, as set out in section 43(2) of the Companies Act; or

(ii)	grant special privileges associated with any debt instruments to be issued by the Company, as set out in section 43(3) of the Companies Act; or

(iii)

authorise the Company to provide financial assistance to any person in relation to the subscription of any option or Shares of the Company or a related or inter- related company, as set out in section 44 of the Companies Act; or

(iv)	approve the issuing of any authorised Shares of the Company as capitalisation shares, as set out in section 47(1) of the Companies Act; or

(v)	resolve to permit Shareholders to elect to receive a cash payment in lieu of a capitalisation share, as set out in section 47(1) of the Companies Act.

3.2	Registration of Beneficial Interests

The authority of the Board to allow the Company's issued securities to be held by and registered in the name of one person or the beneficial interest of another person, as set out in section 56(1) of the Companies Act, is not limited or restricted by this MOI.

3.3	Restriction on transfers and encumbrance of shares

(a)	The Company must not make an offer to the public of any of its Shares.

(b)

Subject to Article 3.3(c), any Shareholder (solely after the Measurement Period) may only Dispose of or Encumber any Shares held by it in the Company in terms of this Article 3.3, Article 3.4 and any other provision of the Shareholders' Agreement specifically providing for Disposal and/or Encumbrance.

(c)	Notwithstanding anything to the contrary contained herein, unless otherwise agreed by the Shareholders in writing:

(i)

for the duration of the Measurement Period, no Party shall be entitled to sell or in any other way Dispose of its Shares in the Company to a third party, unless the other Parties haves consented to such Disposal in writing and have waived, in writing, their pre-emptive rights to be offered such Shares in terms of Article 3.4; and

(ii)

after the expiry of the Measurement Period, no Party shall be entitled to sell or in any other way Dispose of its Shares in the Company to a third party, other than as expressly permitted in terms of this MOI or the Shareholders Agreement; and

(iii)

no Shareholder (other than (i) Net 1, which shall be entitled to Encumber its shares in favour of Rand Merchant Bank, and (ii) AJD Holdings and Richmark, each of which shall be entitled to Encumber their shares in favour of Peter Gain to facilitate the implementation of the transactions contemplated in an agreement headed "Framework Agreement" entered into between the Company, Net 1, Peter Gain, AJD Holdings and Richmark, contemporaneously with the Shareholders Agreement) shall be entitled to Encumber its Shares without the prior written consent of the other Shareholders.

(d)

Subject to Article 3.3(c) and Article 3.4, notwithstanding anything to the contrary in the MOI for the time being, but save as specifically otherwise agreed to in writing by all of the Shareholders or specifically permitted by this MOI, a Shareholder may only Dispose of any of its Shares in the Company if, in one and the same transaction it also Disposes of that portion of its loan account (if any) (Corresponding Loan Account) which bears the same proportion to its entire loan account (if any) as the number of Shares so Disposed of bear to the Participation Interest held by that Shareholder.

3.4	Pre-emptive rights

(a)

Save as contemplated herein, if the Company proposes to issue any shares, other than as contemplated in section 39(1)(b) of the Companies Act, each Shareholder has the right, before any other person who is not a shareholder in the Company, to be offered and, within a reasonably time to subscribe for, a percentage of the Shares to be issued equal to that Shareholders' Participation Interest.

(b)

Subject to Article 3.3, following the expiry of the Measurement Period, if any Shareholder (Offeror), wishes to Dispose or receives an offer for the purchase of any of its Shares in the Company, as the case may be, it shall first offer those Shares and its claims in respect of the Corresponding Loan Account to the remaining Shareholders (Offeree).

(c)	Such offer contemplated in Article 3.4(a) (Offer) shall:

(i)	be in writing;

(ii)	be irrevocable and open for acceptance by the Offeree/s for a period of 30 days following the date of receipt of the Offer by the Offeree/s (First Period);

(iii)

stipulate a cash price (which shall be expressed and payable in South African Rands) at which the Offeror is prepared to Dispose of its Shares and claims in respect of the Corresponding Loan Account or at which the Offeror has received an offer for the purchase of the Shares concerned and its claims in respect of the Corresponding Loan Account. Such purchase price shall be:

(A)

payable free of deduction or set-off at the Company's registered office against delivery of the Shares in negotiable form and cession of the claims in respect of the Corresponding Loan Account to the Offerees;

(B)	be capable of acceptance in whole or in part; and

(C)	not be subject to any other term or condition.

(d)

If any of the Offeree/s do not accept the Offer or accept the Offer in part for the Shares and claims in respect of the Corresponding Loan Account offered to it (Declining Offeree), the Offeree/s who have accepted the Offer (Accepting Offerees) shall be entitled, within seven days after either the Declining Offeree has stated in writing that it does not accept the Offer (whether in whole or in part) or the expiry of the First Period, whichever is the earlier, to accept the Offer in respect of the Shares and claims in respect of the Corresponding Loan Account offered to the Declining Offeree and not accepted by it (Declined Offer) at the price and on the same terms and conditions, mutatis mutandis, stated in the Offer rateably in proportion to their respective Participation Interest held between them (or in such other proportions as may be agreed upon between them) and this procedure shall be repeated as often as is necessary until the Shares and claims in respect of the Corresponding Loan Account offered have been acquired or until no Accepting Offeree remains who is willing to accept the Declined Offer in whole or in part.

(e)

If the procedure in Article 3.4(c) and Article 3.4(d) is completed and no Accepting Offeree remains who is willing to accept the Declined Offer in whole or in part, then the Offeror shall be entitled within 30 days after such non-acceptance, to offer in writing (Outside Offer) to Dispose of and transfer all of its Shares and claims in respect of the Corresponding Loan Account which formed the subject matter of the Offer and in respect of which the Offer was not accepted to any bona fide person (Third Party) at a price not lower and on terms and conditions not more favourable to the Third Party than those at which the Offeree/s were entitled to purchase those Shares and claims in respect of the Corresponding Loan Account in terms of the Offer; provided that the whole (and not part) of the Outside Offer shall be accepted by the Third Party.

(f)	Transfer of the Offeror's Shares to the Third Party shall thereafter be registered as soon as possible, provided that:

(i)	the identity of the Third Party will have been approved by the Board by way of resolution, which approval may not be unreasonably withheld;

(ii)

the Third Party will have agreed in writing to be bound, mutatis mutandis, in place of the Offeror to the Shareholders' Agreement and any other agreement for the time being subsisting between the Parties to the extent to which such agreement regulates their relationship inter se as Shareholders.

(g)	Waiver of pre-emptive rights in favour of Blue Label:

(i)

For a period of one year from the Effective Date (as defined in the Shareholders' Agreement), the Shareholders shall not have pre-emptive rights on the issue of any Share, as contemplated in Article 3.4(a) above, in respect of the issuance of 45,000,000 Ordinary A Shares, provided that:

(A)	they are issued to Blue Label;

(B)	they are issued on substantially the same terms that Net 1 subscribed for (or will subscribe for) 45,000,000 Ordinary A Shares; and

(C)	Article 3.4(f)(ii) is complied with mutatis mutandis or a new Shareholders Agreement is agreed and entered into between the Shareholders, Blue Label and the Company.

Article 4 - Shareholders and Meetings

4.1	Shareholders' Right to Information

Every person who has a beneficial interest in any of the Company's securities has the rights to access information set out in section 26(1) of the Companies Act.

4.2	Shareholders' Authority to Act

(a)

If, at any time, there is only one Shareholder of the Company, the authority of that Shareholder to act without notice or compliance with any other internal formalities, as set out in section 57(2) of the Companies Act, is not limited or restricted by this MOI.

(b)

If, at anytime, every Shareholder is also a Director of the Company, as contemplated in section 57(4) of the Companies Act, the authority of the Shareholders to act without notice or compliance with any other internal formalities, as set out in that section is not limited or restricted by this MOI.

4.3	Shareholder Representation by Proxies

(a)	This MOI does not limit, restrict or vary the right of a Shareholder:

	(i)	to appoint 2 or more persons concurrently as proxies, as set out in section 58(3)(a) of the Companies Act; or

	(ii)	to delegate the proxy's powers to another person, as set out in section 58(3)(b) of the Companies Act.

(b)

The requirement that a Shareholder must deliver to the Company a copy of the instrument appointing a proxy before that proxy may exercise the Shareholder's rights at a Shareholders' meeting, as set out in section 58(3)(c) of the Companies Act is not varied by this MOI.

(c)

The authority of a Shareholder's proxy to decide without direction from the Shareholder whether to exercise, or abstain from exercising, any voting right of the Shareholder, as set out in section 58(7) of the Companies Act is not limited or restricted by this MOI.

4.4	Record Date for Exercise of Shareholder Rights

If, at any time, the Board fails to determine a record date, as contemplated in section 59 of the Companies Act, the record date for the relevant matter is as determined in accordance with section 59(3) of the Companies Act.

4.5	Shareholders' Meetings

	(a)	The Company is not required to hold any Shareholders' meetings other than those specifically required by the Companies Act.

(b)

The right of Shareholders to requisition a meeting, as set out in section 61(3) of the Companies Act, may be exercised by the holders of at least 10% of the voting rights entitled to be exercised in relation to the matter to be considered at the meeting.

(c)

The authority of the Board to determine the location of any Shareholders' meeting, and the authority of the Company to hold any such meeting in the RSA or in any foreign country, as set out in section 61(9) of the Companies Act is not limited or restricted by this MOI.

	(d)	The minimum number of days for the Company to deliver a notice of a Shareholders' meeting to the Shareholders, shall be in accordance with section 62(1) of the Companies Act.

	(e)	The minimum requirements for a notice of a Shareholders' meeting shall be in accordance with section 62(3) of the Companies Act.

(f)

The authority of the Company to conduct a meeting entirely by electronic communication, or to provide for participation in a meeting by electronic communication, as set out in section 63(2) of the Companies Act is not limited or restricted by this MOI.

(g)

The quorum for a Shareholders' meeting shall be one representative of each of the Shareholders present in person or represented by proxy. If no quorum is present at any duly convened meeting of Shareholders within 30 (thirty) minutes after the scheduled time for commencement of that meeting, the meeting shall be adjourned to be resumed at the same time and venue on the seventh Business Day thereafter. If at such adjourned meeting a quorum is not present within 30 (thirty) minutes after the scheduled time for commencement of that meeting, the Shareholders present shall constitute a quorum. Written notice of each adjournment specifying the business to be dealt with at the adjourned meeting shall be given by the Company to each of the Shareholders forthwith after such adjournment. No business shall be transacted at the resumption of any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

	(h)	The authority of a meeting to continue to consider a matter, as set out in section 64(9) of the Companies Act is not limited or restricted by this MOI.

4.6	Shareholders' Resolutions

	(a)	Ordinary resolutions:

For an ordinary resolution to be adopted at a Shareholders' meeting, it must be supported by the holders of more than 50% of the voting rights exercised on the resolution, as provided in section 65(7) of the Companies Act.

(b)	Reserved matters:

(i)

The approval of the Shareholders holding at least 75% of the Participation Interest shall be required for those matters, as set out in section 65(11) of the Companies Act and the undermentioned matters (and notwithstanding anything to the contrary contained in this MOI, the powers of the Board shall accordingly be limited in regard to the matters set out below until the Shareholders have voted on and approved a particular matter:

(A)

the disposal or transfer (whether directly or through a subsidiary or other vehicle) of any business, share, asset or other investment (in the case of an asset otherwise than in the ordinary course of business of the Company);

(B)	the establishment, acquisition or purchase of any business, share, asset or other investment (in the case of an asset otherwise than in the ordinary course of business of the Company);

(C)	the Encumbering of any assets of the Company in any manner whatsoever;

(D)	any change in the basis of accounting or accounting policies from those used during the immediately preceding financial year otherwise than in accordance with IFRS;

(E)	any agreement between the Company and any Shareholder or any holding company or subsidiary of any Shareholder or any person holding at least 5% of the total Participation Interest of any Shareholder;

(F)	the revaluation of any material asset;

(G)	any decision to cover or not to cover forward any amounts receivable or payable in a currency other than ZAR;

(H)	any decision not to insure (or to insure for a lesser amount) against such risks as may be recommended by the Company's insurance brokers;

(I)	any termination of or amendment to the Company's retirement or medical aid funding;

(J)	any amendment to the Company's MOI;

(K)	any increase in, alteration or reduction or conversion of the Company's authorised or issued share capital;

(L)	any variation of any of the rights attaching to any Shares or class of Shares in the Company;

(M)	the issue or allotment by the Company of any shares of whatsoever class, bonus Shares, share options, share warrants or debentures, in each case other than as expressly provided for in this Agreement;

(N)	the repurchase of any of the Company's issued Shares;

(O)	the liquidation or winding-up or the discontinuance of the business activities of the Company;

(P)	any matter relating to the financing or capital or borrowings of the Company which would have the effect of directly or indirectly reducing the proportionate shareholding of any Shareholder;

(Q)	any re-structuring of the Company, merger of the Company and any other entity and any joint venture agreements;

(R)	any material change in the nature of the business of the Company;

(S)	any appointment and removal of auditors to the Company;

(T)	the listing of any Shares or share options on any recognised stock exchange;

(U)	the incurring of any direct indebtedness (other than trade debt in the ordinary course of business) other than as contemplated in the Budget and Business Plan;

(V)

the issue of guarantees, suretyships, letters of comfort or other similar undertakings (other than to secure trade debt in the ordinary course of business) other than as contemplated in the Budget and Business Plan;

(W)

the incurring of any direct indebtedness (other than trade debt in the ordinary course of business) plus guarantees, suretyships, letters of comfort or other similar undertakings (other than to secure trade debt in the ordinary course of business) other than as contemplated in the Budget and Business Plan;

(X)	the authorisation of foreign exchange commitments, unless such commitments are contemplated in the Budget and Business Plan;

(Y)

the instituting of any material litigation or settlement of any material claim or any such claim or settlement which is strategic in nature and falls outside of the ordinary course of business (regardless of materiality), but specifically excluding the institution of any legal proceedings against any Shareholder or Director; and

(Z)	and the aforegoing shall apply, mutatis mutandis, in relation to any Group Company.

(ii)

This entire Article 4.6(b)(i) shall automatically fall away and be of no further force and effect on the earlier to occur of the implementation of the option contained in clause 15 or 16 of the Shareholders Agreement.

(c)	Written resolutions:

(i)

Subject to the Companies Act, a written resolution of Shareholders which has been signed by the majority of the Shareholders, and upon which the requisite majority of Shareholders indicate their approval of the resolution, shall be as valid and effective as if it had been adopted by a duly convened meeting of Shareholders, as the case may be.

(ii)

Unless the contrary is stated therein, any such resolution shall be deemed to have been passed on the date on which it was signed by or on behalf of the Shareholder, who signed it last. The resolution may consist of one or more documents each signed by one or more Shareholders.

(iii)	A scanned copy of the resolution shall be sufficient evidence that such resolution has been signed by the Shareholder whose signature appears thereon.

Article 5 - Directors and Officers

5.1	Appointment of Directors and removal of Directors

(a)

Each Shareholder undertakes to co-operate to procure the election and/or removal, as the case may be, of any person nominated by any other Shareholder in compliance with this Article 5.1, and, for this purpose, shall vote in favour of or sign any resolution of Shareholders which is required to effect such election in terms of section 68 of the Companies Act, or removal, in terms of section 71 of the Companies Act.

(b)	It is agreed that -

(i)	the Company shall have a minimum of 3 Directors;

(ii)	each Shareholder shall be entitled, by giving written notice to that effect to the Company from time to time, to:

(A)

nominate one Director to the candidate pool for election as Directors. It is recorded that the Director nominated by AJD Holdings is Andrew Dunn and that he is the designated chief executive officer of the Company;

(B)	nominate for election one or more alternate(s) to the Directors nominated by it; and

(C)

request that the Company call a shareholders' meeting to elect the persons nominated by it or to remove any Director (or alternate) nominated by it and elected to serve on the Board, in terms of section 71 of the Companies Act;

(iii)	no Shareholder shall nominate any person to the candidate pool for election as a Director:

(A)	unless pursuant to consultation with the other Shareholders; or

(B)	if that person's directorship will contravene this MOI or the Companies Act.

(iv)

Each person appointed as a Director or alternate shall, prior to his appointment becoming effective, but save to the extent otherwise agreed in writing by the Company, execute a written acknowledgement in which he:

(A)

acknowledges and agrees that he will not have any claims against the Company for remuneration or compensation for services rendered to the Company or for reimbursement of expenses incurred in the business of the Board other than such remuneration or reimbursement, if any, as may be approved by the Board; and

(B)	furnishes the Company with a postal address and e-mail address at which notice of meetings shall be given to him.

(v)	Any Shareholder which has nominated a Director to the candidate pool for election in terms of Article 5.1(b)(ii) shall:

(A)	procure the resignation of that Director as soon as:

	(1)	that Shareholder ceases to be entitled to nominate that Director in terms of Article 5.1(b), whether as a result of that Shareholder ceasing to be a Shareholder or otherwise; or

	(2)	the continued directorship of that Director would contravene this MOI or the Companies Act; and

(B)	indemnify the Company against any loss, liability, damage, cost or expense which may be suffered or incurred by the Company as a result of any removal or resignation of such Director from the Board.

5.2	Authority of the Board of Directors

	(a)	The authority of the Board to manage and direct the business and affairs of the Company, as set out in section 66(1) of the Companies Act is not limited or restricted by this MOI.

(b)

If, at anytime, the Company has only one Director, as contemplated in section 57(3) of the Companies Act, the authority of that director to act without notice or compliance with any other internal formalities, as set out in that section is not limited or restricted by this MOI.

	(c)	The Board may not register the transfer of any Shares unless the conditions for the transfer contemplated in Articles 3.3 and Article 3.4 have been met.

5.3	Directors' Meetings

(a)

Any Director, or the company secretary (if one is appointed) may convene a meeting of Directors at any time by giving not less than seven days (or such lesser period as may be reasonable in the circumstances) written notice of such meeting to the other Directors and the Company. The Board shall meet as and when required and any Director shall be entitled to convene a meeting of the Board. Notwithstanding the aforegoing, the Board shall meet at least once every calendar quarter.

	(b)	This MOI does not limit or restrict the authority of the Company's Board to:

		(i)	conduct a meeting entirely by electronic communication, or to provide for participation in a meeting by electronic communication, as set out in section 73(3) of the Companies Act; or

		(ii)	determine the manner and form of providing notice of its meetings, as set out in section 73(4) of the Companies Act; or

		(iii)	proceed with a meeting despite a failure or defect in giving notice of the meeting, as set out in section 73(5) of the Companies Act, or

		(iv)	consider a matter other than at a meeting, as set out in section 74 of the Companies Act.

(c)

The quorum for the meeting of the Board shall be one Board representative for each Shareholder. If no quorum is present at any duly convened meeting of the Board within 30 (thirty) minutes after the scheduled time for commencement of that meeting, the meeting shall be adjourned to be resumed at the same time and venue on the seventh Business Day thereafter. If at such adjourned meeting a quorum is not present within 30 (thirty) minutes after the scheduled time for commencement of that meeting, the Directors present shall constitute a quorum. Written notice of each adjournment specifying the business to be dealt with at the adjourned meeting shall be given by the Company to each of the Directors forthwith after such adjournment. No business shall be transacted at the resumption of any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

(d)

AJD Holdings and Richmark shall (for so long as they between them hold the majority of the Participation Interest) jointly elect a chairman from among the Board who shall (i) chair and determine the procedures to be followed at all meetings of the Board and Shareholders; and (ii) not have a deliberative or casting vote, in the event of a deadlock. In the event that the chairman is absent from any given board meeting, the chairman shall appoint a proxy to vote in his/her stead at the relevant board meeting.

5.4	Board Resolutions

(a)

Resolutions of the Board shall be passed by a simple majority of the votes of the Directors cast at a quorate meeting, on the basis that each Director at quorate meetings of the Board shall have that percentage of the total votes of all Directors which corresponds with the Participation Interest in the Company held by the Shareholder which nominated such Director, divided by the number of Directors nominated by such Shareholder, who are present and voting at such meeting.

(b)

Subject to the Companies Act, a written resolution of the Board which has been signed by a majority of the Directors (or their alternatives) and upon which the requisite majority of the Directors indicate their approval of the resolution, shall be as valid and effective as if it had been adopted by a duly convened meeting of the Board. Unless the contrary is stated therein, any such resolution shall be deemed to have been passed on the date on which it was signed by or on behalf of the Director (or their alternate) who signed it last. The resolution may consist of one or more documents each signed by one or more Directors (or their alternates), as the case may be. A scanned copy of the resolution shall be sufficient evidence that such resolution has been signed by the Director whose signature appears thereon.

5.5	Directors compensation and financial assistance

This MOI does not limit the authority of the Company to:

(a)

pay remuneration to the Company's directors, in accordance with a special resolution approved by the Shareholders within the previous two years, as set out in section 66(9) and section 66(10) of the Companies Act;

	(b)	advance expenses to a director, or indemnify a director, in respect of the defense of legal proceedings, as set out in section 78(4) of the Companies Act;

	(c)	indemnify a director in respect of liability, as set out in section 78(5) of the Companies Act; or

(d)	purchase insurance to protect the Company, or a director, as set out in section 78(7) of the Companies Act.

SCHEDULE 1 - SHARE TERMS

1.	DEFINITIONS

(a)

In these terms and conditions, unless inconsistent with or otherwise indicated by the context, the following words and expressions bear the meanings assigned to them and cognate expressions bear corresponding meanings —

	(i)	"Companies Act" means the Companies Act, No. 71 of 2008;

(ii)

"Company" means DNI - 4PL Contracts Proprietary Limited, registration number 2005/040937/07, a company with limited liability duly registered in accordance with the laws of the Republic of South Africa;

(iii)

"Distribution" means any payment of whatsoever nature and howsoever described (including share buy backs, a distribution or payment upon or in connection with a reduction of capital, an issue of shares or other securities credited as fully or partly paid up by way of a capitalisation of profits or reserves and the payment (or repayment) of any amount on loan account) by or on behalf of a company to or for the account of any member or shareholder of that company, in each case whether paid or payable and whether paid or payable in cash or in specie, and for the avoidance of doubt, includes any "distributions" as defined in the Companies Act;

	(iv)	"Holder" means, in relation to any Ordinary A Share at any time, the Person who then holds that Ordinary A Share at that time;

	(v)	"Ordinary Shares" means the par value ordinary shares in the Company which confer on their Holder/s the rights and privileges set out in 3 below;

	(vi)	"Ordinary A Shares" means no par value ordinary "A" shares in the Company which confer on their Holder/s the rights and privileges set out in 5 below; and

(vii)

"Person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality).

(b)

The words "include" and "including" mean "include without limitation" and "including without limitation". The use of the words "include" and "including" followed by a specific example or examples shall not be construed as limiting the meaning of the general wording preceding it.

2.	ORDINARY SHARES

The Company is authorised to issue no more than 1,000 Ordinary Shares with a par value of R1.00 each.

3.	RIGHTS AND ENTITLEMENTS OF ORDINARY SHARES

(a)	The rights and privileges attaching to the Ordinary Shares prior to the issue of Ordinary A Shares shall be as follows:

	(i)	the Ordinary Shares shall rank pari passu with all other Ordinary Shares in respect of all rights.

(ii)	accordingly, each Ordinary Share entitles the Holder thereof to –

(A)	vote on any matter to be decided by the shareholders of the Company and to 1 vote in the case of a vote by means of a poll;

(B)	participate proportionally (having regard to the total number of Ordinary Shares in issue at the applicable time) in any Distribution made by the Company; and

(C)	receive proportionally (having regard to the total number of Ordinary Shares in issue at the applicable time) to the net assets of the Company upon its liquidation.

(b)

Upon the issuance of any Ordinary A Shares and for so long as there remains any Ordinary A Shares in issue, the rights and privileges of the Ordinary Shares shall be subject to the rights and privileges attaching to the Ordinary A Shares.

4.	ORDINARY A SHARES

The Company is authorised to issue no more than 90,000,000 ordinary A shares, with the rights and entitlements set out in 5 below.

5.	RIGHTS AND ENTITLEMENTS OF ORDINARY A SHARES

Each Holder shall be entitled, in respect of the Ordinary A Shares held by it, to the following rights –

(a)	1% of the total voting rights exercisable in the Company for each 1,000,000 Ordinary A Shares held by a Holder, or part thereof;

(b)

1% of the rights to any and all Distributions for each 1,000,000 Ordinary A Shares held by a Holder, or part thereof, provided that the A Ordinary Shares shall not confer the Holder the right to receive –

(i)	any cash distribution declared and made by the Company in respect of the subscription proceeds received by the Company pursuant to the issue of any Ordinary A Shares; or

(ii)	any cash distribution, the quantum of which is determined with reference to the Company's profit after tax in respect of the period between 1 March 2017 and 30 June 2017;

(c)	upon the Company's liquidation, 1% of the net assets of the Company for each 1,000,000 Ordinary A Shares, or part thereof.